Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,095	$1,087	$5,196	$5,180
Natural gas	261	221	880	918
Total operating revenues	1,356	1,308	6,076	6,098
Operating Expenses:
Fuel	171	208	745	878
Purchased power	170	121	621	514
Natural gas purchased for resale	114	95	341	415
Other operations and maintenance	430	438	1,676	1,694
Provision for Callaway construction and operating license	—	—	—	69
Depreciation and amortization	217	202	845	796
Taxes other than income taxes	109	104	467	473
Total operating expenses	1,211	1,168	4,695	4,839
Operating Income	145	140	1,381	1,259
Other Income and Expenses:
Miscellaneous income	20	20	74	74
Miscellaneous expense	11	8	32	30
Total other income	9	12	42	44
Interest Charges	95	91	382	355
Income Before Income Taxes	59	61	1,041	948
Income Taxes	26	30	382	363
Income from Continuing Operations	33	31	659	585
Income (Loss) from Discontinued Operations, Net of Taxes	—	(1)	—	51
Net Income	33	30	659	636
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	6	6
Net Income (Loss) Attributable to Ameren Common Shareholders:
Continuing Operations	32	30	653	579
Discontinued Operations	—	(1)	—	51
Net Income Attributable to Ameren Common Shareholders	$32	$29	$653	$630
Earnings per Common Share – Basic:
Continuing Operations	$0.13	$0.12	$2.69	$2.39
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Basic	$0.13	$0.12	$2.69	$2.60

Earnings per Common Share – Diluted:
Continuing Operations	$0.13	$0.12	$2.68	$2.38
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Diluted	$0.13	$0.12	$2.68	$2.59

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.7	243.0	243.4	243.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$9	$292
Accounts receivable - trade (less allowance for doubtful accounts)	437	388
Unbilled revenue	295	239
Miscellaneous accounts and notes receivable	63	98
Inventories	527	538
Current regulatory assets	149	260
Other current assets	98	88
Assets of discontinued operations	15	14
Total current assets	1,593	1,917
Property, Plant, and Equipment, Net	20,113	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	607	556
Goodwill	411	411
Regulatory assets	1,437	1,382
Other assets	538	575
Total investments and other assets	2,993	2,924
TOTAL ASSETS	$24,699	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$681	$395
Short-term debt	558	301
Accounts and wages payable	805	777
Taxes accrued	46	43
Interest accrued	93	89
Customer deposits	107	100
Current regulatory liabilities	110	80
Other current liabilities	248	279
Liabilities of discontinued operations	26	29
Total current liabilities	2,674	2,093
Long-term Debt, Net	6,595	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,264	3,885
Accumulated deferred investment tax credits	55	60
Regulatory liabilities	1,985	1,905
Asset retirement obligations	635	618
Pension and other postretirement benefits	769	580
Other deferred credits and liabilities	477	531
Total deferred credits and other liabilities	8,185	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,556	5,616
Retained earnings	1,568	1,331
Accumulated other comprehensive loss	(23)	(3)
Total Ameren Corporation shareholders’ equity	7,103	6,946
Noncontrolling Interests	142	142
Total equity	7,245	7,088
TOTAL LIABILITIES AND EQUITY	$24,699	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$659	$636
Income from discontinued operations, net of tax	—	(51)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	835	777
Amortization of nuclear fuel	88	97
Amortization of debt issuance costs and premium/discounts	22	22
Deferred income taxes and investment tax credits, net	386	369
Allowance for equity funds used during construction	(27)	(30)
Share-based compensation costs	17	24
Other	4	(10)
Changes in assets and liabilities	140	132
Net cash provided by operating activities – continuing operations	2,124	2,035
Net cash used in operating activities – discontinued operations	(1)	(4)
Net cash provided by operating activities	2,123	2,031
Cash Flows From Investing Activities:
Capital expenditures	(2,076)	(1,917)
Nuclear fuel expenditures	(55)	(52)
Purchases of securities – nuclear decommissioning trust fund	(392)	(363)
Sales and maturities of securities – nuclear decommissioning trust fund	377	349
Proceeds from note receivable – Illinois Power Marketing Company	—	20
Contributions to note receivable – Illinois Power Marketing Company	—	(8)
Other	5	20
Net cash used in investing activities – continuing operations	(2,141)	(1,951)
Net cash used in investing activities – discontinued operations	—	(25)
Net cash used in investing activities	(2,141)	(1,976)
Cash Flows From Financing Activities:
Dividends on common stock	(416)	(402)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	257	(413)
Maturities of long-term debt	(395)	(120)
Issuances of long-term debt	389	1,197
Capital issuance costs	(9)	(12)
Share-based payments	(83)	(12)
Other	(2)	—
Net cash provided by (used in) financing activities – continuing operations	(265)	232
Net change in cash and cash equivalents	(283)	287
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of year – continuing operations	$9	$292